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                                                                       EXHIBIT 7

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our reports (1) dated February 15, 2002 with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio and (2) dated February 1, 2002, with respect to financial statements of the WRL Series Life Corporate Account, included in Post-Effective Amendment No. 9 to the Registration Statement (Form S-6 No. 333-57681) and related Prospectus of WRL Series Life Corporate Account.




Des Moines, Iowa
April 25, 2002